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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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
Date of Report (Date of earliest event reported) January 31,1997        Commission File Number 0-21924
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                               METROCALL, INC.
                          (Exact name of registrant)

        Delaware                                       54-1215634
  (State of organization)                (I.R.S. Employer Identification Number)

                6677 Richmond Highway, Alexandria, Virginia 22306
              (Address of principal executive offices and zip code)

                                 (703) 660-6677
                         (Registrant's telephone Number)

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ITEM 5.  OTHER EVENTS

           (a) Metrocall, Inc. incorporates herein by reference the information contained in the press release filed as Exhibit 99 to this Current Report.

           (b) On February 7, 1997, Metrocall, Inc. completed the acquisition of Radio & Communication Consultants, Inc., a Louisiana corporation, and Advanced Cellular Telephone, Inc., a Louisiana corporation, for a total purchase price of $3 million, consisting of approximately $800,000 in cash and 494,279 shares of common stock of Metrocall, Inc.


ITEM 7.  EXHIBITS

                EXHIBIT NO.

                     10.1 Amendment to Agreement and Plan of Merger dated December 31, 1996 by and between Metrocall, Inc., Metrocall of Shreveport, Inc., Radio and Communication Consultants, Inc., Advanced Cellular Telephone, Inc., Leroy Faith, Sr., Eddie Ray Faith, Donald Dewayne Faith, and Leroy Faith, Jr., and Daniel R. Lozier.

                     10.2 Amended and Restated Asset Purchase Agreement by and among Page America Group, Inc., Page America of New York, Inc., Page America of Illinois, Inc., Page America Communications of Indiana, Inc., Page America of Pennsylvania, Inc., and Metrocall, Inc. dated as of January 30, 1997 (incorporated herein by reference to Metrocall's Registration Statement on Form S-4 (File No. 333-21231) filed with the Commission on February 6, 1997).

                     99        Press Release by Metrocall, Inc., dated
                               January 31, 1997.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               METROCALL, INC.



                                               BY: /s/ Vincent D. Kelly
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                                                   Vincent D. Kelly
                                                   Chief Financial Officer



Dated:  February 24, 1997